To: BANCO BILBAO VIZCAYA ARGENTARIA, S.A., BANCO SANTANDER, S.A., and CAIXABANK, S.A. (the "Original Participating Lenders") as Original Participating Lenders under and as defined in the Standstill Agreement (as defined below)

31 October 2025

AMENDMENT REQUEST LETTER

Standstill Agreement between Wall Box Chargers, S.L.U., Wallbox USA Inc., AR Electronic Solutions, S.L.U., Wallbox, N.V., Wallbox France SAS, Wallbox UK Limited, Wallbox Netherlands B.V., Wallbox Italy SRL, WBC Wallbox Chargers Deutschland GmbH, Wallbox ApS, Wallbox OY and the Original Participating Lenders dated 9 October 2025 (as amended and/or restated from time to time, the "Standstill Agreement")

1 BACKGROUND

1.1 We refer to the Standstill Agreement. Unless otherwise stated, terms defined in the Standstill Agreement have the same meaning in this letter.

1.2 In this letter, "Effective Date" shall mean the date on which all Original

Participating Lenders have
countersigned this letter.

2 REQUEST FOR AMENDMENT

We request that you, as Original Participating Lenders, consent to the amendments to the Standstill Agreement described in paragraph 3 (Amendments) by countersigning this letter.

To: BANCO BILBAO VIZCAYA ARGENTARIA, S.A., BANCO SANTANDER, S.A. and CAIXABANK, S.A. (the "Original Participating Lenders") in their capacity as Original Participating Lenders under the Standstill Agreement (as defined below)

31 October 2025

LETTER REQUESTING AMENDMENT

Standstill Agreement between Wall Box Chargers, S.L.U., Wallbox USA Inc., AR Electronic Solutions, S.L.U., Wallbox, N.V., Wallbox France SAS, Wallbox UK Limited, Wallbox Netherlands B.V., Wallbox Italy SRL, WBC Wallbox Chargers Deutschland GmbH, Wallbox ApS, Wallbox OY and the Original Participating Lenders dated 9 October 2025 (as amended and/or restated from time to time, the “Standstill Agreement”)

1 BACKGROUND

1.1 We refer to the Standstill Agreement. Unless otherwise stated, the terms defined in the Standstill Agreement have the same meaning in this letter.

1.2 In this letter, “Effective Date” refers to the date on which all the Participating Lenders
have countersigned this letter.

2 REQUEST FOR AMENDMENT

We request that, as Original Participating Lenders, you consent to the amendments to the Standstill Agreement described in section 3 (Amendments) by signing this letter.

3 AMENDMENTS

3.1 Amendment

From the Effective Date, the Standstill Agreement shall be amended as follows:

(i) paragraph (c)(vi) of Clause 4 (Undertakings) of the Standstill Agreement shall be deleted and replaced with the following:

"(vi) not to repay, prepay or cancel, in any manner, any indebtedness except (i) as expressly permitted under this Agreement or (ii) where it relates to the payment of ordinary interest accruing from October 2025 under the HSBC financing identified in row 56 of Schedule 4

(Group's Total Financial
Indebtedness) of the Standstill Agreement up to an amount of seventy-five thousand euros
(€75,000.00);"

3 AMENDMENTS

3.1 Amendment

With effect from the Effective Date, the Standstill Agreement shall be amended as follows:

(i) paragraph (c)(vi) of clause 4 (Undertakings) of the Standstill Agreement shall be deleted and replaced by the following:

"(vi) not to repay, amortise or cancel, in any manner whatsoever, any debt, except where (i) this is expressly permitted under this Agreement or (ii) it relates to the payment of ordinary interest for the month of October 2025 arising from the HSBC financing identified in line 56 of Annex 4 (Group’s Total Financial Indebtedness) of the Standstill Agreement up to an amount of seventy-five thousand euros (€75,000.00);”

(ii) the following agreement, identified in row 27 of Schedule 4 (Group’s Total Financial Indebtedness) of the Standstill Agreement, shall be understood to be included in Part A (Non-Working Capital Debt) of Schedule 1 (Existing Financing) of the Standstill Agreement:

intentionally omitted

(ii) the following agreement, identified in line 27 of Annex 4 (Group’s Total Financial Debt) of the Standstill Agreement, shall be deemed to be included in Part A (Non-Current Debt) of Annex 1 (Existing Financing) of the Standstill Agreement:

Non-Current Debt:

intentionally omitted

3.2 Continuing obligations

The provisions of the Standstill Agreement, save as amended by this letter, remain in full force and effect.

4	MISCELLANEOUS
4.1	Incorporation of terms
	The provisions of	Clause	5

(Confidentiality), Clause 7 (Notices), Clause 11 (Costs and expenses) and Clause 13 (Jurisdiction) of the Standstill Agreement shall be incorporated into this letter as if set out in full in this letter and as if references in those clauses to "this Agreement" are references to this letter.

4.2 Counterparts

This letter may be executed in any number of counterparts, and this shall have the same effect as if the signatures on the counterparts were on a single copy of this letter.

5 GOVERNING LAW

This letter and any non-contractual obligations arising out of or in connection with it are governed by Spanish law (Ley civil española).

3.2 Continuing obligations

The provisions of the Standstill Agreement, except as amended by this letter, shall remain in full force and effect.

4 MISCELLANEOUS

4.1 Incorporation of terms

The provisions of Clause 5

(Confidentiality), Clause 7
(Notifications), Clause 11 (Costs and Expenses) and Clause 13 (Jurisdiction) of the Standstill Agreement shall be incorporated into this letter as if they were included in full therein and as if the references to “this Agreement” contained in those clauses were references to this letter.

4.2 Copies

This letter may be executed in any number of copies, and these shall have the same effect as if the signatures appearing on the copies were on a single original copy of this letter.

5 APPLICABLE LAW

This letter and any non-contractual obligation arising out of or in connection with it shall be governed by Spanish law.

WALLBOX FRANCE SAS

Title: Authorised Representative

WALLBOX UK LIMITED

Title: Authorised Representative

WALLBOX NETHERLANDS B.V.

Title: Authorised Representative

WALLBOX ITALY SRL

Title: Authorised Representative

(Signature page — Amendment Request Read)

WALL BOX CHARGER S.L.U.

Name: Mr Enric Asunclón Escorsa

Title: Authorised Representative

WALLBOX USA INC.

Title: Authorised Representative

AR ELECTRONIC SOLUTIONS, S.L.U.

Title: Authorised Representative

WALLBOX, N.V.

Title: Authorised Representative

(Signature page — Amendment Request Letter]

WBC WALLBOX CHARGERS

DEUTSCHLAND GMBH

Name: Mr Enric Asuncion Escorsa
Title: Authorised Representative

Name: Mr Enric Asuncidn Escorsa
Title: Authorised Representative

Name: Mr Enric AsunciOn Escorsa
Title: Authorised Representative

(Signature page — Amendment Request Letter)

We accept and agree to the terms of this letter. We accept and agree to the set out above. terms of this letter.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

as Original Participating Lender Date:

[Signature page — Amendment Request Letter]

We accept and agree to the terms of this letter We accept and agree to the

set out above.	terms of this letter.

Ms (. 1 Pt

BANCO SANTANDER, S.A. as Original Participating Lender Date:

[Signature page — Amendment Request Letter]

We accept and agree to the terms of this letter. We accept and agree to the set out above.

CAIXABANK, S.A.

as Original Participating Lender

Date:

[Signature page — Amendment Request Letter]